UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019

BARFRESH FOOD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55131	27-1994406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Wilshire Boulevard Suite 1720, Los Angeles, California 90010

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 598-7113

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.02. Results of Operations and Financial Condition.

On November 14, 2019, Barfresh Food Group, Inc., a Delaware corporation (the “Company”) issued its third quarter 2019 update on business progress press release.

The conference call to discuss these results is scheduled for today, Thursday, November 14, 2019, at 1:30 pm Pacific Time (4:30 pm Eastern Time). Listeners can dial (877) 407-4018 in North America, and international listeners can dial (201) 689-8471. Participants from the Company will be Riccardo Delle Coste, CEO, Joseph Cugine, President, and Raffi Loussararian, Vice President of Finance.

A telephonic playback will be available approximately two hours after the call concludes and will be available through Thursday, November 28, 2019. Listeners in North America can dial (844) 512-2921, and international listeners can dial (412) 317-6671. Passcode is 13696346.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company’s website at www.barfresh.com in the Investors-Presentations section.

Use of Non-GAAP Measures

Barfresh Food Group, Inc. prepares its condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). In order to aid in the understanding of the Company’s business performance, the Company has also presented certain non-GAAP measures, including EBITDA and Adjusted EBITDA, which are reconciled to net (loss) in the schedules to the press release furnished with this Current Report on Form 8-K as Exhibit 99.1. The primary factors in reconciling these items are non-cash costs, including stock compensation, stock issued for services, and gain or loss on the sale of derivatives.

Management believes that Adjusted EBITDA provides useful information to the investor because it is directly reflective of the cash flow of the Company. In addition, we use Adjusted EBITDA in developing our internal budgets, forecasts and strategic plan; in analyzing the effectiveness of our business strategies; and in making compensation decisions and in communications with our board of directors concerning our financial performance. The primary factors in reconciling these items are non-cash costs, including stock compensation, stock issued for services, and gain or loss on the sale of derivatives.

Adjusted EBITDA should not be considered as an alternative to net loss or to net cash flows from operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies and exclude financial information that some may consider important in evaluating the Company’s performance.

Forward Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s commercial progress and future financial performance. These forward-looking statements are identified by the use of words such as “grow”, “expand”, “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast” and “project”, among others. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. The contents of this release should be considered in conjunction with the warnings, risk factors and cautionary statements contained in the Company’s recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Furthermore, the Company does not intend, and is not obligated, to update publicly any forward-looking statements, except as required by law.

Item 7.01. Regulation FD Disclosures.

The disclosures set forth in Item 2.02 are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Items 2.02 and 7.01 shall be deemed to be furnished, and not filed:

99.1	Press Release of Barfresh Inc. dated May 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Barfresh Food Group Inc., a Delaware corporation (Registrant)

Date: November 14, 2019		/s/ Raffi Loussararian
	By:	Raffi Loussararian
	Its:	VP Finance